EXHIBIT 2

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.0001 par value per share, of NextDecade Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated: April 13, 2018	Halcyon Mount Bonnell Fund LP

By: Halcyon Capital Management LP, its Manager

	/s/ Suzanne McDermott	/s/ John Freese
	Name: Suzanne McDermott	Name: John Freese
	Title: Chief Compliance Officer	Title: Senior Corporate Counsel

	April 13, 2018	April 13, 2018
	Date	Date

HDML Asset LLC

	/s/ Suzanne McDermott	/s/ John Freese
	Name: Suzanne McDermott	Name: John Freese
	Title: Chief Compliance Officer	Title: Senior Corporate Counsel

	April 13, 2018	April 13, 2018
	Date	Date

HCN LP
By: Halcyon Capital Management LP, its Manager

	/s/ Suzanne McDermott	/s/ John Freese
	Name: Suzanne McDermott	Name: John Freese
	Title: Chief Compliance Officer	Title: Senior Corporate Counsel

	April 13, 2018	April 13, 2018
	Date	Date

HCN GP LLC

	/s/ Suzanne McDermott	/s/ John Freese
	Name: Suzanne McDermott	Name: John Freese
	Title: Chief Compliance Officer	Title: Senior Corporate Counsel

	April 13, 2018	April 13, 2018
	Date	Date

Halcyon Energy, Power and Infrastructure Capital Holdings LLC
By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: Senior Corporate Counsel

April 13, 2018	April 13, 2018
Date	Date

First Series of HDML Fund I LLC
By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: Senior Corporate Counsel

April 13, 2018	April 13, 2018
Date	Date

HDML Asset LLC

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: Senior Corporate Counsel

April 13, 2018	April 13, 2018
Date	Date

Halcyon Solutions Master Fund LP
By: Halcyon Solutions GP LLC, its General Partner

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: Senior Corporate Counsel

April 13, 2018	April 13, 2018
Date	Date

Halcyon Solutions GP LLC

/s/ Suzanne McDermott	/s/ John Freese
Name: Suzanne McDermott	Name: John Freese
Title: Chief Compliance Officer	Title: Senior Corporate Counsel

April 13, 2018	April 13, 2018
Date	Date

Halcyon Capital Management LP

/s/ Suzanne McDermott		/s/ John Freese
Name: Suzanne McDermott		Name: John Freese
Title: Chief Compliance Officer		Title: Senior Corporate Counsel

April 13, 2018		April 13, 2018
Date		Date

/s/ Avinash Kripalani
Name:	Avinash Kripalani

April 13, 2018

Date

/s/ Jason Dillow
Name:	Jason Dillow

April 13, 2018

Date

/s/ Kevah Konner
Name:	Kevah Konner

April 13, 2018

Date

/s/ John Bader
Name:	John Bader

April 13, 2018
Date